EXHIBIT 99.1
ParkOhio Announces Results for the Third Quarter of 2014

•Record quarterly revenues of $344.6 million
•Quarterly EPS from continuing operations increased 44.9% to $1.00 compared to the prior year third quarter.
•As adjusted earnings per diluted share increased 23.7% to $1.15 compared to the prior year third quarter.
•Record quarterly EBITDA, as defined of $35.8 million

CLEVELAND, OHIO, November 4, 2014 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the third quarter of 2014.

THIRD QUARTER RESULTS
Net sales were a quarterly record $344.6 million for the third quarter of 2014, an increase of $41.1 million, or 13.5%, from net sales of $303.5 million for the third quarter of 2013.
ParkOhio reported net income attributable to ParkOhio common shareholders of $12.4 million, or $1.00 per diluted share, for the third quarter of 2014. This compared to net income attributable to ParkOhio common shareholders of $12.2 million, or $0.99 per diluted share, for the third quarter of 2013, which included the impact of the net gain of $3.7 million, or $0.30 per diluted share, from discontinued operations, net of taxes, for the sale of a non-core business unit in the Supply Technologies segment. Earnings from continuing operations attributable to ParkOhio common shareholders, which excludes the impact of the gain from discontinued operations, increased 44.9% to $1.00 per diluted share in the third quarter of 2014 from $0.69 per diluted share in the third quarter of 2013. As adjusted earnings increased 23.7% in the third quarter of 2014 to $1.15 per diluted share compared to $0.93 per diluted share in the third quarter of 2013. Please refer to the table that follows for a reconciliation of earnings from continuing operations to as adjusted earnings.
In addition, EBITDA, as defined was a quarterly record $35.8 million during the third quarter of 2014 and increased 21.8% compared to EBITDA, as defined of $29.4 million during the third quarter of 2013.

YEAR-TO-DATE RESULTS
Net sales were $1,005.7 million for the first nine months of 2014, an increase of $111.9 million, or 12.5%, from net sales of $893.8 million for the first nine months of 2013.
ParkOhio reported net income attributable to ParkOhio common shareholders of $34.9 million, or $2.82 per diluted share, for the first nine months of 2014. This compares to net income attributable to ParkOhio common shareholders of $34.5 million, or $2.83 per diluted share, for the first nine months of 2013, which included the impact of the net gain of $3.2 million, or $0.26 per diluted share, from discontinued operations, net of taxes. Earnings from continuing operations attributable to ParkOhio common shareholders, which excludes the impact of the gain from discontinued operations, increased 9.7% to $2.82 per diluted share in the first nine months of 2014 from $2.57 per diluted share in the first nine months of 2013. As adjusted earnings increased 4.6% in the first nine months of 2014 to $2.94 per diluted share compared to $2.81 per diluted share in the first nine months of 2013. Please refer to the table that follows for a reconciliation of earnings from continuing operations to as adjusted earnings.
In addition, EBITDA, as defined was $96.6 million during the first nine months of 2014 and increased 8.8% compared to EBITDA, as defined of $88.8 million during the first nine months of 2013.

-more-

CURRENT DEVELOPMENTS

On October 10, 2014, we acquired Autoform Tool & Manufacturing, Inc. (“ATM”), headquartered in Angola, Indiana. ATM is a major supplier of high pressure fuel rails and high and low pressure fuel lines used in Gasoline Direct Injection (GDI) systems utilized by automotive and truck manufacturers and will be included in our Assembly Components segment. ATM is a leader in gas injection technology, which reduces CO2 emissions and increases engine efficiency. We expect ATM’s annual revenues to exceed $70 million in 2015. The purchase price was approximately $48.9 million and was financed with borrowings under our credit facility.

On October 24, 2014, we amended our credit facility to increase the aggregate domestic revolving commitments under the credit agreement to $250.0 million, increased the term loan up to $35.0 million subject to securing satisfactory equipment appraisals, and increased the advance rates on eligible inventory to provide for approximately $22.0 million of additional credit availability under the revolving credit facility. Additionally, we increased our Canadian and European sub-limit to $25.0 million each.

2014 REVENUE AND EARNINGS GUIDANCE UPDATE
We currently forecast our consolidated 2014 revenues to be approximately 13.5% to 14.5% greater than 2013 revenues. We are also updating our forecast of earnings from continuing operations attributable to ParkOhio common shareholders per diluted share to be in the range of $3.99 to $4.19 per diluted share, which is 20.5% to 26.6% greater than the earnings from continuing operations attributable to ParkOhio common shareholders of $3.31 per diluted share in 2013. As adjusted earnings are forecasted to increase 12.6% to 18.0% in 2014 to be in the range of $4.12 to $4.32 per diluted share compared to $3.66 per diluted share in 2013. The increase in 2014 forecasted as adjusted earnings per diluted share is primarily attributable to the growth in the Supply Technologies segment and the Assembly Components segment and the expected strong fourth quarter for the Engineered Products segment. Please refer to the table that follows for a reconciliation of forecasted earnings from continuing operations to as adjusted earnings.
In addition, we are forecasting EBITDA, as defined, to be in the range of $132.5 million to $137.0 million for the year ended December 31, 2014. EBITDA, as defined, reflects earnings before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s revolving credit agreement.

Edward F. Crawford, Chairman and Chief Executive Officer stated, “We are very pleased with our revenue and EBITDA growth records that we established in the third quarter, and we look forward to setting new records with our most recent acquisition of Autoform."

A conference call reviewing ParkOhio’s third quarter results will be broadcast live over the Internet on Wednesday, November 5, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.

ParkOhio is a leading provider of supply management services and a manufacturer of highly-engineered products. Headquartered in Cleveland, Ohio, the Company operates 41 manufacturing sites and 55 supply chain logistics facilities.

This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to the following: our ability to successfully integrate ATM and achieve the expected results of the acquisition, including the acquisition being accretive; our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate other recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including the uncertainties related to the current global financial crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the investigation being conducted by the special committee of our Board of Directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which could be lower due to the effects of the recent financial crises; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends; and the other factors we describe under the “Item 1A. Risk Factors” included in the Company’s annual report on Form 10-K for the year ended December 31, 2013. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In millions, except earnings per share data)
Net sales	$344.6	$303.5	$1,005.7	$893.8
Cost of sales	284.0	248.9	828.1	730.1
Gross profit	60.6	54.6	177.6	163.7
Selling, general and administrative expenses	34.2	31.1	102.9	92.2
Litigation judgment costs	—	5.2	—	5.2
Operating income	26.4	18.3	74.7	66.3
Gain on acquisition of business	—	(0.6)	—	(0.6)
Interest expense	6.5	6.5	19.4	19.4
Income from continuing operations before income taxes	19.9	12.4	55.3	47.5
Income tax expense	7.4	3.7	19.6	16.0
Net income from continuing operations	12.5	8.7	35.7	31.5
Income from discontinued operations, net of taxes	—	3.7	—	3.2
Net income	12.5	12.4	35.7	34.7
Net income attributable to noncontrolling interest	(0.1)	(0.2)	(0.8)	(0.2)
Net income attributable to ParkOhio common shareholders	$12.4	$12.2	$34.9	$34.5

Earnings per common share attributable to ParkOhio common shareholders - Basic:
Continuing operations	$1.02	$0.71	$2.88	$2.63
Discontinued operations	—	0.31	—	0.27
Total	$1.02	$1.02	$2.88	$2.90
Earnings per common share attributable to ParkOhio common shareholders - Diluted:
Continuing operations	$1.00	$0.69	$2.82	$2.57
Discontinued operations	—	0.30	—	0.26
Total	$1.00	$0.99	$2.82	$2.83
Weighted-average shares used to compute earnings per share:
Basic	12.1	12.0	12.1	11.9
Diluted	12.4	12.3	12.4	12.2

Dividend per common share	$0.125	$—	$0.250	$—

Other financial data:
EBITDA, as defined	$35.8	$29.4	$96.6	$88.8

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

As adjusted earnings are a measure of earnings that excludes significant non-cash credits and charges; and significant and infrequent contingency expenses. As adjusted earnings reflect net income from continuing operations after: the exclusion of net income attributable to noncontrolling interest and before the inclusion of acquisition-related costs in cost of sales and in selling, general and administrative ("SG&A") expenses, currency exchange losses or (gains) related to non-permanent intercompany loans in SG&A expenses, litigation judgment costs and gain on acquisition of business. The acquisition-related costs in cost of sales relate to the fair value measurements to inventory acquired from the acquisitions that were expensed during the periods presented. Acquisition-related costs in SG&A expenses relate to contingent consideration expenses related to certain acquisitions. As adjusted earnings are not a measure of performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for net income from continuing operations, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents as adjusted earnings because management uses as adjusted earnings to measure performance. As adjusted earnings herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income from continuing operations to as adjusted earnings:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income from continuing operations	$12.5	$1.01	$8.7	$0.71	$35.7	$2.88	$31.5	$2.59
Net income attributable to noncontrolling interest	(0.1)	(0.01)	(0.2)	(0.02)	(0.8)	(0.06)	(0.2)	(0.02)
Earnings from continuing operations attributable to ParkOhio common shareholders	12.4	1.00	8.5	0.69	34.9	2.82	31.3	2.57
Add back:
Acquisition-related costs in cost of sales, net of tax benefit	0.1	0.01	—	—	0.1	0.01	—	—
Acquisition-related costs in SG&A expenses, net of tax benefit	0.2	0.02	—	—	0.7	0.06	—	—
Currency exchange losses related to non-permanent intercompany loans in SG&A expenses, net of tax benefit	1.5	0.12	—	—	0.6	0.05	—	—
Litigation judgment costs, net of tax	—	—	3.3	0.27	—	—	3.3	0.27
Gain on acquisition of business, net of tax expense	—	—	(0.4)	(0.03)	—	—	(0.4)	(0.03)
As adjusted earnings	$14.2	$1.15	$11.4	$0.93	$36.3	$2.94	$34.2	$2.81

EBITDA, as defined reflects net income attributable to ParkOhio common shareholders before interest expense and income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company's revolving credit agreement. The acquisition-related costs in cost of sales relate to the fair value measurements to inventory acquired from the acquisitions that were expensed during the periods presented. Acquisition-related costs in SG&A expenses relate to contingent consideration expenses related to certain acquisitions. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA, as defined because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA, as defined is useful to investors as an indication of the Company's satisfaction of its debt service ratio covenant in its revolving credit agreement. Additionally, EBITDA, as defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income attributable to ParkOhio common shareholders to EBITDA, as defined:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In millions)
Net income attributable to ParkOhio common shareholders	$12.4	$12.2	$34.9	$34.5
Add back:
Interest expense	6.5	6.5	19.4	19.4
Income tax expense	7.4	4.9	19.6	16.9
Depreciation and amortization	5.7	4.0	16.3	13.5
Share-based compensation	1.7	1.2	4.2	3.6
Acquisition-related costs in cost of sales	0.2	—	0.2	—
Acquisition-related costs in SG&A	0.2	—	0.9	—
Currency exchange losses related to non-permanent intercompany loans in SG&A expenses	1.7	—	0.7	—
Deferred tax impact net in acquisition gain	—	0.4	—	0.4
Miscellaneous	—	0.2	0.4	0.5
EBITDA, as defined	$35.8	$29.4	$96.6	$88.8

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2014	December 31, 2013
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$62.5	$55.2
Accounts receivable, net	202.0	165.7
Inventories, net	230.3	221.4
Deferred tax assets	26.3	25.2
Unbilled contract revenue	10.7	8.7
Other current assets	13.9	20.1
Total current assets	545.7	496.3
Property, plant and equipment, net	116.6	115.4
Goodwill	61.7	60.4
Intangible assets, net	64.1	66.2
Other long-term assets	85.7	80.4
Total assets	$873.8	$818.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$132.7	$112.0
Accrued expenses and other	90.3	86.0
Total current liabilities	223.0	198.0
Long-term liabilities, less current portion:
Debt	376.7	379.2
Deferred tax liabilities	47.0	45.3
Other postretirement benefits and other long-term liabilities	33.2	32.2
Total long-term liabilities	456.9	456.7
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	188.1	159.0
Noncontrolling interest	5.8	5.0
Total equity	193.9	164.0
Total liabilities and shareholders' equity	$873.8	$818.7

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2014	2013
	(In millions)
OPERATING ACTIVITIES
Net income	$35.7	$34.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16.3	13.5
Share-based compensation	4.2	3.6
Gain on sale of assets	(1.6)	(6.0)
Gain on acquisition	—	(0.6)
Other	0.9	—
Changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	(33.9)	(13.7)
Inventories and other current assets	(4.5)	(1.3)
Accounts payable and accrued expenses	24.9	5.2
Other	(8.5)	1.5
Net cash provided by operating activities	33.5	36.9
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(13.9)	(24.4)
Proceeds from sale and leaseback transactions	—	7.1
Proceeds from sale of assets	2.0	14.2
Business acquisitions, net of cash acquired	(5.4)	(21.6)
Net cash used by investing activities	(17.3)	(24.7)
FINANCING ACTIVITIES
Payments on term loans and other debt	(4.1)	(3.1)
(Payments on) proceeds from revolving credit facility, net	(0.5)	12.6
Issuance of common stock under the incentive compensation plan	0.7	0.2
Dividends	(3.1)	—
Purchase of treasury stock	(3.7)	(2.0)
Other	(1.3)	—
Net cash (used) provided by financing activities	(12.0)	7.7
Effect of exchange rate changes on cash	3.1	—
Increase in cash and cash equivalents	7.3	19.9
Cash and cash equivalents at beginning of period	55.2	44.4
Cash and cash equivalents at end of period	$62.5	$64.3
Income taxes paid	$19.5	$21.6
Interest paid	$13.1	$13.4

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In millions)
Net sales:
Supply Technologies	$143.4	$115.9	$420.2	$349.2
Assembly Components	121.6	106.1	351.7	303.9
Engineered Products	79.6	81.5	233.8	240.7
	$344.6	$303.5	$1,005.7	$893.8

Income from continuing operations before income taxes:
Supply Technologies	$12.2	$9.5	$32.7	$28.0
Assembly Components	11.0	7.6	31.3	25.2
Engineered Products	11.5	12.7	32.8	35.4
Total segment operating income	34.7	29.8	96.8	88.6
Corporate costs	(8.3)	(6.3)	(22.1)	(17.1)
Litigation judgment costs	—	(5.2)	—	(5.2)
Gain on acquisition of business	—	0.6	—	0.6
Interest expense	(6.5)	(6.5)	(19.4)	(19.4)
Income from continuing operations before income taxes	$19.9	$12.4	$55.3	$47.5

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

As adjusted earnings are a measure of earnings that excludes significant non-cash credits and charges; and significant and infrequent contingency expenses. As adjusted earnings reflect net income from continuing operations after: the exclusion of net income attributable to noncontrolling interest and before the inclusion of acquisition-related costs in cost of sales and in SG&A expenses, currency exchange losses or (gains) related to non-permanent intercompany loans in SG&A expenses, litigation judgment costs and gain on acquisition of business. The acquisition-related costs in cost of sales relate to the fair value measurements to inventory acquired from the acquisitions that were expensed during the periods presented. Acquisition-related costs in SG&A expenses relate to contingent consideration expenses related to certain acquisitions. As adjusted earnings are not a measure of performance under GAAP and should not be considered in isolation or as a substitute for net income from continuing operations, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents as adjusted earnings because management uses as adjusted earnings to measure performance. As adjusted earnings herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income from continuing operations to as adjusted earnings:

	Year Ended December 31,
	2014 Forecast		2013 Actuals
	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income from continuing operations	$50.3 to $52.8	$4.07 to $4.27	$40.9	$3.35
Net income attributable to noncontrolling interest	(1.0)	(0.08)	(0.5)	(0.04)
Earnings from continuing operations attributable to ParkOhio common shareholders	49.3 to 51.8	3.99 to 4.19	40.4	3.31
Add back:
Acquisition-related costs in cost of sales, net of tax benefit	0.2	0.02	1.3	0.11
Acquisition-related costs in SG&A expenses, net of tax benefit	0.8	0.06	0.4	0.04
Currency exchange losses (gains) related to non-permanent intercompany loans in SG&A expenses, net of tax benefit	0.6	0.05	(0.3)	(0.03)
Litigation judgment costs, net of tax	—	—	3.3	0.27
Gain on acquisition of business, net of tax expense	—	—	(0.4)	(0.04)
As adjusted earnings	$50.9 to $53.4	$4.12 to $4.32	$44.7	$3.66